UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2016

AmerisourceBergen Corporation
(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other	Commission File Number	(I.R.S. Employer
Jurisdiction of		Identification
Incorporation or		Number)
Organization)

1300 Morris Drive
Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (   see   General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 21, 2016, subsidiaries of AmerisourceBergen Corporation (the “Registrant”) entered into a Tenth Amendment to Amended and Restated Receivables Purchase Agreement (the “Tenth Amendment”), among AmeriSource Receivables Financial Corporation (“ARFC”), as seller, AmerisourceBergen Drug Corporation (“ABDC”), as servicer, the Purchaser Agents and Purchasers party thereto,Working Capital Management Co., LP (“Working Capital”), as assignor, Advantage Asset Securitization Corp. (“Advantage Asset”), Mizuho Bank, Ltd. (“Mizuho”), as assignee, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrator.

The Tenth Amendment:

•	Increased the purchase limit set forth in the Receivables Purchase Agreement by $500 million, from $950 million to $1,450 million;

•
Joined Advantage Asset to the Receivables Purchase Agreement as an uncommitted purchaser, designated Mizuho as Advantage Asset’s purchaser agent, and assigned 100% of Working Capital’s commitment under the Receivables Purchase Agreement to Mizuho;

•	Conformed certain of the covenants, definitions and amortization events in the Receivables Purchase Agreement to those set forth in the Registrant’s multi-currency revolving credit facility; and

•	Made certain other technical changes.

On June 21, 2016, ABDC and ARFC also entered into a Fifth Amendment to Receivables Sale Agreement (the “Fifth Amendment”) among ARFC, as buyer, and ABDC, as originator. The Fifth Amendment conformed certain of the covenants, definitions and amortization events in the Receivables Sale Agreement to those set forth in the Registrant’s multi-currency revolving credit facility.

The securitization facility is available to provide additional liquidity and funding for the ongoing business needs of the Registrant and its subsidiaries. Availability under the securitization facility is based on the accounts receivables originated by ABDC from the sale of pharmaceuticals and other related services. Pursuant to the securitization facility, ABDC sells its accounts receivables to ARFC. ARFC may sell interests in the accounts receivables purchased from ABDC to the various purchaser groups party to the securitization facility, paying program fees on the amount of receivables interests purchased under the facility. The securitization facility, as amended, has a base limit of $1,450 million, with an option to increase the commitments of the participating banks, subject to their approval, by an additional $250 million for seasonal needs during the December and March quarters. The Registrant serves as the performance guarantor of ABDC’s obligations as originator and servicer under the securitization facility. Any capitalized terms not defined in this Current Report shall have the meaning set forth in the Tenth Amendment.

The foregoing description of the Tenth Amendment and the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the Tenth Amendment and the Fifth Amendment, which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report and incorporated by reference herein.

On June 22, 2016 the Registrant used proceeds from the securitization facility to make a prepayment in the amount of $500 million under the Term Loan Credit Agreement, dated as of November 13, 2015, among the Registrant, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01.       Financial Statements and Exhibits.

(d)  Exhibits

10.1        Tenth Amendment to Amended and Restated Receivables Purchase Agreement, dated as of June 21, 2016, among AmeriSource Receivables Financial Corporation, as seller, AmerisourceBergen Drug Corporation, as servicer, the Purchaser Agents and Purchasers party thereto,Working Capital Management Co., LP, as assignor, Advantage Asset Securitization Corp., Mizuho Bank, Ltd., as assignee, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrator.

10.2    Fifth Amendment to Receivables Sale Agreement, dated as of June 21, 2016, among AmeriSource Receivables Financial Corporation, as buyer, and AmerisourceBergen Drug Corporation, as originator.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: June 23, 2016	By:	/s/ Tim G. Guttman
	Name:	Tim G. Guttman
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1
Tenth Amendment to Amended and Restated Receivables Purchase Agreement, dated as of June 21, 2016, among AmeriSource Receivables Financial Corporation, as seller, AmerisourceBergen Drug Corporation, as servicer, the Purchaser Agents and Purchasers party thereto,Working Capital Management Co., LP, as assignor, Advantage Asset Securitization Corp., Mizuho Bank, Ltd., as assignee, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrator.

10.2	Fifth Amendment to Receivables Sale Agreement, dated as of June 21, 2016, among AmeriSource Receivables Financial Corporation, as buyer, and AmerisourceBergen Drug Corporation, as originator.

4